EXHIBIT 4.1


               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                 SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK
                                       OF
                           TENGTU INTERNATIONAL CORP.

      TENGTU INTERNATIONAL CORP. (the "Company"), a company organized and existing under the General Company Law of the State of Delaware, does hereby certify, that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Company law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions
(i) authorizing a series of the Company's previously authorized preferred stock, par value $.01 per share, and (ii) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions, thereof, of Three Million (3,000,000) shares of Series A Convertible Cumulative Preferred Stock of the Company as follows:

      RESOLVED, that the Company is authorized to issue three million (3,000,000) shares of Series A Convertible Cumulative Preferred Stock (the "Series A"), par value $.01 per share, which shall have the following powers, designations, preferences and other special rights:


      1. Certain Definitions.

            (a) "Common Stock" means the common stock, $0.01 par value per share, of the Company.

            (b) "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange, the American Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

      2. Dividends.

            (a) Computation and Payment of Cumulative Dividends. The holders of the outstanding shares of Series A shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rate (subject to adjustment as provided in Section 2(b)) of eight percent (8%) per share of Series A. Such cumulative dividends shall accrue and accumulate from the date of original issuance and shall be paid quarterly on the last day of March, June, September and December of each year, commencing on the last day of the calendar quarter in which the date of original issuance occurs. Such dividends on the Series A shall be cumulative so that if dividends in respect of


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any previous or current quarterly dividend period shall not have been paid and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Company's Common Stock. Cumulative dividends on the Series A shall be payable in cash or in additional shares of Series A having an aggregate liquidation value equal to the dividend, at the discretion of the Company. Accrued dividends on the Series A shall be paid upon liquidation as provided in Section 3. Dividends on the Series A shall accrue from day to day on each share of Series A from the date of original issuance of such share and shall accrue until paid.

            (b) Adjustment of Dividend Rate.  Commencing  with the first quarter which begins after the first anniversary of the date of original issuance of any shares of Series A, for each year in respect of which in any quarter of such year the Company shall pay dividends on the Series A in the form of additional shares of Series A, and not in cash, the annual rate of such dividends for such year, and subsequent years, shall be increased by 2.0% per annum; provided, however, that the annual dividend rate shall not be increased more than 2.0% in any one calendar year and the maximum annual dividend rate shall not exceed sixteen percent (16%) per annum. All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, merger, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A.

            (c) Distribution of Partial Dividend Payments. If at any time the Company shall pay less than the total amount of dividends due on outstanding Series A shares at the time of such payment, such payment shall be distributed among the holders of the Series A shares so that an equal amount shall be paid with respect to each outstanding Series A share.


      3. Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary, the holders of Series A shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Common Stock by reason of their ownership thereof, for the Series A, an amount per share equal to the sum of (A) $______ $_____[NOTE: THIS AMOUNT WILL BE TEN TIMES THE LESSER OF $.25 OR THE VWAP COMMON STOCK FOR THE 10 TRADING DAYS ENDED ON THE MOST RECENT TRADING DAYS PRIOR TO THE EXECUTION OF DEFINITIVE AGREEMENTS RELATING TO THE PURCHASE OF THE UNITS] (the "Original Series A Issue Price") for each outstanding share of Series A and (B) an amount equal to all accrued, but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Company legally available for distribution to stockholders shall be distributed ratably among the holders of the Series A in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Section 3(a).

            (b) For purposes of Section 3(a), a liquidation, dissolution or winding up of this Company shall be deemed to include (unless the holders of at least a majority of the voting power of the Series A then outstanding, voting together as a single class shall determine otherwise), (i) the acquisition of


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this  Company  by  another  entity  by means of any  reorganization,  merger  or
consolidation  (but  excluding  any  reorganization,   merger  or  consolidation
effected exclusively for the purpose of changing the domicile of the Company), or any transaction or series of related transactions in which the Company's stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving Company following such transaction or series of related transactions; or (ii) a sale of all or substantially all of the assets of this Company.

            (c) In any of the events set forth in Section 3(b), if the consideration received by this Company or its shareholders is other than cash, its value will be deemed to be its fair market value as determined in good faith by the Board of Directors of this Company. Any securities shall be valued as follows:

            (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing;

            (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the last sale prices of such securities over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing; and

            (iii) if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors, in good faith.

            (d) This Company shall give each holder of record of Series A written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty
(20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and this Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Company has given the first notice provided for herein or sooner than ten (10) days after this Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Series A.

      4. Redemption. Neither the Company nor the holders of Series A shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of the Series A.

      5. Conversion at Option of the Holder. The holders of the Series A shall have conversion rights as follows (the "Conversion Rights"):


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            (a) Right to Convert.  Each share of Series A shall be  convertible, at the option of the holder thereof, at any time after the date of issuance of such Share at the office of this Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price in effect on the date the certificate is surrendered for conversion. The initial Conversion Price shall be equal to the quotient obtained by dividing (i) the Original Series A Issue Price by (ii) 10, provided, however, that the Conversion Price shall be subject to adjustment as set forth in Section 5(c).

            (b) Mechanics of Conversion. Before any holder of Series A shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Series A, and shall give written notice to this Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

            (c) Conversion Price Adjustments of Series A. The Conversion Price of the Series A shall be subject to adjustment from time to time as follows:

                  (i) If this Company shall issue, after the date upon which any shares of Series A were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 5(c)(i)) be adjusted to a price equal to the price paid per share for such Additional Stock.

                        (A) No adjustment of the Conversion Price for any Series A shall be made in an amount less than one cent per share, provided, however, that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 5(c)(i)(D)(3) and 5(c)(i)(D)(4), no adjustment of such Conversion Price pursuant to this Section 5(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.


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                        (B) In the case of the issuance of Additional  Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                        (C) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, in good faith, irrespective of any accounting treatment.

                        (D) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5(c)(i) and Section 5(c)(ii):

            (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(c)(i)(B) and 5(c)(i)(C)), if any, received by this Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

            (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(c)(i)(B) and 5(c)(i)(C)).

            (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.


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            (4)  Upon  the  expiration  of  any  such  options  or  rights,  the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A, to the extent in any way affected by or computed using such options,
            rights  or  securities   or  options  or  rights   related  to  such
            securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

            (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 5(c)(i)(D)(1) and 5(c)(i)(D)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5(c)(i)(D)(3) or 5(c)(i)(D)(4).

                  (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(c)(i)(D)) by this Company after the applicable Purchase Date other than:

                        (A)  shares  of  Common  Stock  issued   pursuant  to  a
                        transaction described in Section 5(c)(iii) hereof;

                        (B) shares of Common Stock issued or deemed issued to employees or pursuant to a stock option plan or restricted stock purchase plan approved by the stockholders and Board of Directors of this Company;

                        (C) shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof; or

                        (D) shares of Common Stock issued or issuable upon conversion of Shares of Series A.

                  (iii) In the event this Company should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of


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such dividend  distribution,  split or  subdivision if no record date is fixed), the Conversion Price of the Series A shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                  (iv) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

            (d) Other Distributions. In the event this Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(c)(iii), then, in each such case for the purpose of this Section 5(d), the holders of each series of Series A shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Company into which their shares of Series A are convertible as of the record date fixed for the determination of the holders of Common Stock of this Company entitled to receive such distribution.

            (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5) provision shall be made so that the holders of the Series A shall thereafter be entitled to receive upon conversion of such series of Series A the number of shares of stock or other securities or property of this Company or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A held by such holder would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of each series of Series A after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A) shall be applicable after that event as nearly equivalent as may be practicable.

            (f) No Impairment. This Company will not, by amendment of this Certificate of Designation or the Certificate of Incorporation of the Company or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A against impairment.

            (g) No Fractional Shares and Certificate as to Adjustments,


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                  (i) No fractional  shares shall be issued upon the  conversion of any share or shares of Series A. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Series A the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Series A pursuant to this Section 5, this Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Company shall, upon the written request at any time of any holder of Series A, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A.

            (h) Notices of Record Date. In the event of any taking by this Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Company shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (i) Reservation of Stock Issuable Upon Conversion. This Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A, in addition to such other remedies as shall be available to the holder of such Series A, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company's Certificate of Incorporation.

      6. Conversion at the Option of the Company.

            (a) If the closing bid price of Common Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) shall be $.60 or more for any twenty (20) consecutive Trading Days, then, at any time thereafter the Board of Directors of the Company may declare a mandatory conversion of the Series A into Common Stock at the Conversion Rate then in effect.


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            (b) The Company  shall give notice of such  mandatory  conversion to each holder of Series A, which notice shall specify the date of the conversion (the "Conversion Date") in accordance and the number of shares of Series A held by such holder of Series A being converted pursuant to this Section 6(b). On and after the Conversion Date, each certificate for outstanding shares shall represent only the holder's right to receive, upon surrender thereof to the Company in accordance with the following sentences, such number of shares of Common Stock as to which the holder shall be entitled. Before any holder of Series A shall be entitled to be issued Common Stock upon conversion of the Series A, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Series A, and shall give written notice to the Company or the transfer agent of the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Company shall, as soon as practicable thereafter, issue and deliver to such holder of Series A, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

      7.   Voting   Rights  and   Election  of  Series  A  Director  in  Certain
Circumstances; Board Observer Rights.

            (a) Multiple Votes. The holders of Series A shall have the right to ten (10) votes per Share of Series A and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote. Such holders shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Company.

            (b) Certain Approval Rights. So long as any Shares of Series A are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series A voting separately as a single class, (i) alter or change, whether by amendment of the Certificate of Incorporation of the Company, merger, consolidation or otherwise, the rights, preferences or privileges of the Series A or the Common Stock so as to affect adversely such shares of Series A; (ii) directly, or through any direct or indirect subsidiary of the Company, issue any preferred stock or securities convertible into any equity securities of the Company, other than Series A shares issued as a dividend on outstanding Series A shares; or (iii) directly, or through any direct or indirect subsidiary of the Company, incur indebtedness in the principal amount of more than $4,000,000 which indebtedness would be classified as long-term debt in accordance with generally accepted accounting principles in the United States. Unless approved by the holders of at least a majority of the then outstanding shares of Series A voting separately as a single class, any transaction in violation of the preceding sentence shall be null and void.

            (c) No Senior Stock. So long as any Shares of Series A are outstanding, this Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A voting separately as a single class, issue any shares of Preferred Stock having rights or preferences senior to the Series A with respect to voting, dividends or liquidation or the issuance of which would otherwise adversely affect the holders of the Series A.

            (d) Election of Series A Director if Dividends Not Paid. At such times and for so long as the Company has not paid dividends on the Series A for two consecutive quarters, the holders of a majority of the outstanding shares of Series A, voting as a separate class, shall be entitled to elect one (1) director of the Company (the "Series A Director"). The right to elect the Series A Director may be exercised at any annual meeting of the stockholders of the Corporation, at any special meeting held in place of an annual meeting, or at a special meeting of the holders of Series A called to elect the Series A Director or by the unanimous written consent of the holders of Series A. Any Series A Director shall serve until such time as all arrearages in the payment of dividends on the Series A have been satisfied.

            (e) Board Observer Right. So long as any Shares of Series A are outstanding, the holders of a majority of the outstanding shares of Series A shall have the right to appoint a non-voting representative (the "Observer") to attend meetings of the Board of Directors of the Company, to change the representative so appointed at any time and, upon the resignation of such representative for any reason, to reappoint such a representative. The Company shall provide the Observer with notice and a copy of any materials to be distributed or discussed at such meetings at the same time as provided to members of the Board.

      8. Method of Payment. Any payment at any time due with respect to any Series A Share shall be made by means of a check (drawn upon funds which are immediately available not later than the due date of the payment being made by such check) to the order of the record holder of such Share at the address for such record holder shown on the Company's records, which check shall be mailed by United States mail (by first class or any other class reasonably expected to effect earlier delivery at such time so that such check should reasonably be expected to arrive at the address to which it is required under this sentence to be mailed) not later than the due date of the payment being made by such check.

      9. Limitations Upon Disposition. The Series A Shares issuable pursuant to this Certificate and the shares of Common Stock issuable upon conversion of such Series A Shares (collectively the "Securities"), if not registered by the Company under the Securities Act of 1933, as amended (the "Act"), may not be sold or offered for sale in the absence of an effective registration statement as to the Securities under the Act, or an opinion of counsel satisfactory to the Company that such registration statement is not required. The above restrictions in this Section 9 shall be contained in a legend to be placed upon each of the Series A Share certificates at the time of distribution of the Securities and a stop transfer order may be placed on such Securities by the Company. In addition, each Series A certificate shall bear the following legend:

      ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

      10. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A and in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such certificate, the Company at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series A which shall have been represented by such lost, stolen, destroyed, or mutilated certificate.

      11. Notices. Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given at the address then set forth in the Company's records.

      IN  WITNESS   WHEREOF,   the  Company  has  caused  this   Certificate  of
Designations to be signed by ________________, its ___________, as of ___ day of _________, 2005.


                                               TENGTU INTERNATIONAL CORP.

                                               By:
                                               ---------------------------------
                                               Name:
                                               Title: